UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2026

VPR BRANDS, LP

(Exact name of registrant as specified in its charter)

Delaware	000-54435	45-1740641
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1141 Sawgrass Corporate Parkway

Sunrise, FL 33323

(Address of principal executive offices)

(954) 715-7001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 28, 2026, Soleil Capital Management L.L.C. (the “General Partner”), the general partner of VPR Brands, LP (the “Company”), executed the Third Amendment (the “Third Amendment”) to the Limited Partnership Agreement, as amended (the “Agreement”), in order to amend the terms of the Company’s Class A preferred units.

The designation, powers, preferences and rights of the Class A preferred units and the qualifications, limitations and restrictions thereof are summarized as follows:

Number and Stated Value. The number of authorized Class A preferred units is 250,000,000. Each Class A preferred unit will have a stated value of $1.00 (the “Stated Value”).

The Third Amendment had the effect of increasing the number of authorized Class A preferred units from 1,000,000 to 250,000,000, and decreasing the stated value from $2.00 to $1.00 per unit.

Rights. Except as set forth in the Third Amendment, each Class A preferred unit has all of the rights, preferences and obligations of the common units as set forth in the Agreement and will be treated as a common unit for all other purposes of the Agreement.

Dividends. The Class A preferred units have no mandatory dividend or distribution rights, and any distributions on or with respect to the Class A preferred units will be at the sole discretion of the Company.

The Third Amendment had the effect of eliminating an annual dividend.

Voting. The Class A preferred units have no voting rights other than as required by applicable law, and, for the avoidance of doubt, the Class A preferred units have no management rights or other governance participation of any kind.

Liquidation. The Class A preferred units have no preferential rights on any liquidation or dissolution of the Company, and rank pari passu with the Company’s common units on any liquidation or dissolution of the Company.

The Third Amendment had the effect of eliminating preferential rights of the Class A preferred units upon liquidation or dissolution of the Company equal to any accrued by unpaid dividends.

Non-transferable. The Class A preferred units are not transferable without the prior written consent of the Company, to be given or withheld in the sole discretion of the Company.

Conversion Rights. Each Class A preferred unit is convertible into common units of the Company at any time following the date on which the closing price of the common units for the preceding 20 consecutive trading days has equaled or exceeded $1.15 (the “Conversion Commencement Date”), subject to adjustment as set forth in the Third Amendment (the “Conversion Price”); provided, however, that if the Conversion Commencement Date has not occurred on or before July 31, 2030, the Class A preferred units will not be convertible into common units. Each Class A preferred unit is convertible into a number of conversion units equal to (x) the Stated Value, divided by the Conversion Price, subject to a 4.99% equity blocker, which may be waived by the Class A preferred unit holder upon not less than 61 days’ prior notice to the Company.

The Third Amendment had the effect of revising the conversion rights of the Class A preferred units. Prior to adopting the Third Amendment, the Class A preferred units were convertible, at the option of the holder thereof, into a number of common units equal to (x) the then-stated value of $2.00 plus any accrued and unpaid dividends, divided by (y) the conversion price, equal to 85% of the 5-trading day VWAP, subject to a 4.99% equity blocker that could be waived by the Class A preferred unit holder upon not less than 61 days’ prior notice to the Company.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 hereof is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Third Amendment to Limited Partnership Agreement, dated as of April 28, 2026 by and among Soliel Capital Management L.L.C. as the general partner for and on behalf of all current and prospective limited partners.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2026	VPR BRANDS, LP

	By:	/s/ Kevin Frija
Kevin Frija
Chief Executive Officer

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